UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

ONCBIOMUNE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11441 Industriplex Blvd, Suite 190. Baton Rouge, LA	70809
(Address of principal executive offices)	(Zip Code)

(225) 227-2384

Registrant’s telephone number, including area code

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Contribution Agreement

In furtherance of the previously disclosed term sheet, OncBioMune Pharmaceuticals, Inc. (the “Company”) completed the acquisition of 100% of the issued and outstanding capital stock of Vitel Laboratorios, S.A. de C.V., a Mexican variable stock corporation (“Vitel”) from its shareholders Manuel Cosme Odabachian and Carlos Fernando Alaman Volnie (collectively, the “Vitel Stockholders”) on March 10, 2017 (the “Closing Date”) pursuant to the terms and conditions of a Contribution Agreement to the Property of Trust F/2868 entered into among the Company and the Vitel Stockholders on the Closing Date (the “Contribution Agreement”). Vitel is a revenue-stage Mexico-based pharmaceutical company that develops and commercializes specialty drugs in Mexico and other Latin American countries.

Pursuant to the terms of the Contribution Agreement the Company agreed to issue 61,158,013 shares of its unregistered common stock, par value $0.0001 per share (the “Common Stock”) and 5,000,000 shares of Series B preferred stock (the “Series B Preferred”) to Banco Actinver, S.A., in its capacity as Trustee (the “Trustee”) of the Irrevocable Management Trust Agreement Trust No. 2868 (the “Trust Agreement”) for the benefit of the Vitel Stockholders in exchange for 100% of the issued and outstanding capital stock of Vitel (the “Vitel Shares”). The Common Stock and Series B Preferred will be held by Trustee for the benefit of the Vitel Stockholders as provided for in the Trust Agreement and 98% of the Vitel Shares will be held by the Trustee for the benefit of the Company as provided for in the Trust Agreement and 2% of the Vitel Shares will be transferred to OBMP. Vitel became a wholly owned subsidiary of the Company as of the Closing Date. In addition, the Company agreed to issue 2,892,000 shares of Series B Preferred to Jonathan F. Head, Ph. D, our Chief Executive Officer and a member of the Board of Directors of the Company (the “Board of Directors”) as provided for in the Contribution Agreement.

To induce the Vitel Stockholders to enter into the Contribution Agreement and as a condition to close the transactions set forth in that agreement, the Company, the Vitel Stockholders, Dr. Head and Andrew A. Kucharchuk, the Company’s President, Chief Financial Officer and a Director also entered into the following agreements as of the Closing Date or perform the following actions (i) a Stockholder’s Agreement among the Company, Dr. Head, Mr. Kucharchuk, Mr. Cosme and Mr. Alaman dated as of the Closing Date (the “Stockholders’ Agreement”); (ii) the Trust Agreement; (iii) the Company, Vitel and the Vitel Stockholders entered into employment agreements with Messrs. Cosme and Alaman described under Item 5.02 below; (iv) the Company and Dr. Head and Mr. Kucharchuk entered into amendments to the employment agreements with, and stock option awards to, Dr. Head and Mr. Kucharchuk described under Item 5.02 below; (v) the Company, Dr. Head, Mr. Kucharchuk and the Vitel Stockholders agreed to consent to an amendment to the Company’s Articles of Incorporation and bylaws substantially in the form of the documents attached to the Stockholders’ Agreement as Exhibit E; (vi) to elect Mr. Cosme, Mr. Alaman, Dr. Head and Mr. Kucharchuk as directors of Vitel and such directors to elect Mr. Cosme, Mr. Alaman, Dr. Head and Mr. Kucharchuk as officers of Vitel; and Vitel Asesores, S.C. agreed to change its name to a name not containing the word “Vitel”.

In addition, Mr. Cosme and Mr. Alaman agreed to forgive all stockholder loans and related party debt to Vitel and its shareholders and their Affiliates; Vitel will have an amount of working capital of $10,000.00 (ten thousand Dollars 00/100) as of the Closing Date; each of Vitel and OBMP shall have a total indebtedness in their balance sheet as of the date hereof in an amount of no greater than $450,000.00 (four hundred and fifty thousand Dollars 00/100) as set forth in the schedules of assets and liabilities of Vitel and the financial statements of OBMP, attached as Schedule 3.1(k) and Schedule 3.2(l), respectively to the Contribution Agreement; and Vitel Asesores, S.C. transferred all intellectual property in its name to Vitel.

The Contribution Agreement and the foregoing summary of the Contribution Agreement have been included to provide investors and security holders with information regarding the terms of the Contribution Agreement. It is not intended to provide any other factual information about the Company or Vitel. The representations, warranties and covenants contained in the Contribution Agreement were made only for purposes of that agreement and as of specified dates; were made solely for the benefit of the parties to the Contribution Agreement; may be subject to limitations agreed upon by the parties to the Contribution Agreement, including being qualified by confidential disclosures made for purposes of allocating contractual risk between the parties instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or Vitel or their businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company.

The Stockholders Agreement

The following is a summary of Stockholders Agreement.

Establishment of Trust; Trust Contribution. Mr. Cosme, Mr. Alaman and the Company shall establish a trust pursuant to the Trust Agreement described below. Mr. Cosme and Mr. Alaman shall each contribute, assign and transfer to the Company ownership of, and title over, one share of the capital stock of Vitel (the “Vitel Shares”) and Mr. Cosme and Mr. Alaman shall contribute, assign and transfer to the Trustee (as defined in the Trust Agreement”) ownership of, and title over, the remaining 98 Vitel Shares for the benefit of the Company pursuant to the terms and conditions of the Trust Agreement. The Company shall contribute, assign and transfer to the Trustee ownership of, and title over, 61,258,013 newly-issued shares of Common Stock and 2,107,681 newly-issued shares of Series B Preferred Stock with 100 votes per share (collectively, the “OBM Shares”), for the benefit of Mr. Cosme and Mr. Alaman pursuant to the terms and conditions of the Trust Agreement. Each of Mr. Cosme and Mr. Alaman understands and agrees that the OBM Shares held by the Trust have not been and will not be registered under the Securities Act of 1933, as amended, (“Securities Act”) and are restricted securities under the Securities Act and the rules and regulations promulgated thereunder and are subject to the restrictions on transfer contained in Article 4 of the Shareholders’ Agreement.

Corporate Rights. The corporate rights resulting from the Vitel Shares contributed to the Trust will be exercised by the Trustee pursuant to the written instructions it receives from the Company. For such purposes, and pursuant to the bylaws of Vitel, the Company shall have the authority to instruct the Trustee regarding exercising any corporate rights it may be entitled to in its capacity as the majority Vitel shareholder.

Composition of the Board of Directors. The Stockholders’ Agreement permits the Vitel Stockholders to appoint one member to the Board of Directors, one designated by Dr. Head and Mr. Kucharchuk (the “Management Designee”), and two (2) independent directors shall be designated jointly by Dr. Head and Mr. Kucharchuk (the “Management Stockholders”) on the one hand, and the Vitel Stockholders, on the other, and the Management Stockholders or the Management Designee and the Vitel Stockholders or the Vitel Designee shall jointly appoint, as soon as practicable, an independent fifth member of the Board of Directors. Mr. Cosme shall be the initial designee of the Vitel Stockholders to the Board of Directors (the “Vitel Designee”), Dr. Head shall be the initial designee of the Management Stockholders (the “Management Designee”), and Charles L. Rice, Jr. and Daniel S. Hoverman shall be the initial independent designees jointly appointed by the Management Stockholders and the Vitel Stockholders (hereinafter all members of the Board of Directors which are not the Vitel Designee or the Management Designee, the “Independent Designees”).

Board of Directors Resolutions. The Stockholders’ Agreement requires the Board of Directors to adopt any and all resolutions with a vote from a majority of its members, provided that for any “Major Decision” as defined in the Stockholders’ Agreement, either the Vitel Designee or the Management Designee shall vote in favor of adopting the corresponding resolution. In the event of a deadlock amongst the members of the Vitel Board of Directors, the Board of Directors shall cast the deciding vote to resolve the deadlock amongst the board members of Vitel with a vote from a majority of its members.

Charter or Bylaw Provisions. Each stockholder of the Company who is a party to the Stockholders’ Agreement (each, a “Stockholder”) agrees to vote all of its Company Securities (as defined in the Shareholders Agreement) that are entitled to vote or execute proxies or written consents, as the case may be, and to take all other actions necessary, to ensure that the Company’s Articles of Incorporation and Bylaws (a) facilitate, and do not at any time conflict with, any provision of the Stockholders’ Agreement and (b) permit each Stockholder to receive the benefits to which each such Stockholder is entitled under the Stockholders’ Agreement. In addition, on the date of the Stockholders’ Agreement, the Vitel Stockholders and Management Stockholders agreed to sign, or direct the Trustee to sign, the written consents necessary to amend the Company’s Articles of Incorporation and Bylaws, substantially in the form of the documents attached to the Stockholders’ Agreement as Exhibit E.

Restrictions on Transfer. Generally, the Stockholders may note at any time, except as discussed below, transfer their respective Company Securities (x) to any of their Affiliates, their spouse, children, grandchildren, parents, sisters, brothers, nieces, nephews or any other relative within the second degree of kindred or a trust or other entity under a Stockholder’s control (the “Permitted Transferees”), or (y) with the prior consent of the other Stockholders which are also a party hereto, or (z) as otherwise permitted under the Stockholders’ Agreement (each, a “Permitted Transfer”), in the understanding that (1) each Management Stockholder will be considered a Permitted Transferee with respect to each other and each Vitel Stockholder will be considered a Permitted Transferee with respect to each other, (2) transfers by the Stockholders that are a party hereto resulting from their death shall be considered a Permitted Transfer, and (3) any Stockholder that is a party hereto may act individually in regards to the rights provided for in the Stockholders’ Agreement.

Right of First Refusal. In the event a Stockholder that is a party to the Stockholders’ Agreement wishes to transfer its Company Securities (other than a transfer which is part of an acquisition or strategic transaction approved by the directors of the Company as a Major Decision), the other non-transferring Stockholders that are also a party to the Stockholders’ Agreement shall have the irrevocable right of first refusal to purchase that shares of the selling shareholder.

Right of Co-Sale (Tag Along). In the event that any stockholder who is a party to the Stockholders’ Agreement or group of such stockholders intends to accept an offer (either solicited or unsolicited) from any third party to acquire or otherwise transfer Company Securities (as defined in the Stockholders’ Agreement), representing at least 20% (twenty per cent) of the outstanding Company Securities, on a fully diluted basis, the selling stockholder shall give an offer notice in writing to the other stockholders of the Company who are a party to the Stockholders’ Agreement, with a copy to the Company, containing the terms and conditions of such offer received from the interested third party. Each such stockholder shall have the right to participate in such offer by selling the pro rata proportion of its Company Securities pursuant to such offer to acquire or otherwise Transfer Company Securities (as defined in the Stockholders’ Agreement).

Drag Along. In the event a stockholder who is a party to the Stockholders’ Agreement or group of such stockholders representing at least 32% (thirty two per cent) of the outstanding Company Securities, on a fully diluted basis, intends to accept an offer from any third party to acquire or otherwise Transfer Company Securities, representing at least 50% (fifty per cent) of the outstanding Company Securities, on a fully diluted basis, and the transaction is approved by the Board of Directors as a Major Decision, then each such stockholder shall be obligated to sell its Company Securities pursuant to the offer to purchase. In case the drag along provision included herein is enforced, all the stockholders participating in such sale shall receive the same terms and conditions of sale based on their respective holdings of Company Securities and shall otherwise be treated equally based on such ownership interest.

Termination. The Stockholders’ Agreement terminates upon the earlier of the following: (i) three (3) years as of the Closing Date; (ii) in connection with any Shareholder, whenever such Shareholder directly or indirectly owns less than 5% (five per cent) of the fully diluted shares of the Company; or (iii) upon the consummation of a Liquidation Event (as defined in the Stockholders’ Agreement).

The Trust Agreement

Establishment of Trust; Trust Contribution. Effective as of March 10, 2017, Mr. Cosme, Mr. Alaman and the Company entered into the Irrevocable Management Trust Agreement Number F/2868 between Mr. Cosme, Mr. Alaman (collectively, “Beneficiary A”), the Company (“Beneficiary B”) and the Trustee (the “Trust Agreement”) for the purpose of establishing a trust to hold the OBM Shares and 98 shares of Vitel’s capital stock which were transferred to Trustee pursuant to the Trust Agreement, in addition to other property the beneficiaries may elect to contribute to the trust. Beneficiary A and Beneficiary B are collectively referred to as the “Beneficiaries”.

Authorities of the Trustee. The Trustee shall have all authorities and powers of attorney required to comply with the Trust Purposes, pursuant to the terms of Article 391 of the Mexican General Law of Negotiable Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito), as amended, or supplemented from time to time (the “LGTOC”); provided that the Trustee shall act at all times pursuant to the instructions of the Beneficiaries.

Property Rights - Vitel Shares. The property rights resulting from the Vitel Shares contributed to the Trust Property (as defined in the Trust Agreement) shall be exercised by the Trustee exclusively for the benefit, and in terms of, the written instructions it receives from Beneficiary B. Beneficiary B shall receive the amounts corresponding to dividends, equity reimbursements, or for any other concept that Vitel distributes to its shareholders (the “Vitel Distributions”).

Property Rights - OBM Shares. The property rights resulting from the OBM Shares contributed to the Trust Property shall be exercised by the Trustee exclusively for the benefit, and in terms of, the written instructions it receives from Beneficiary A. Beneficiary A shall receive the amounts corresponding to dividends, equity reimbursements, or for any other concept that OBM distributes to its shareholders (the “OBM Distributions”).

Corporate Rights - Vitel Shares. The corporate rights resulting from the Vitel Shares shall be exercised by the Trustee pursuant to the written instructions it receives from Beneficiary B. For such purposes, and pursuant to the bylaws of Vitel, Beneficiary B shall have the authority to instruct the Trustee regarding exercising any corporate rights it may be entitled to in its capacity as the majority Vitel shareholder, including, but not limited to, calling shareholder meetings, voting the Vitel Shares pursuant to the instructions given by Beneficiary B, executing unanimous written consents in lieu of a meeting, adopting resolutions agreeing to pay the Vitel Distributions and, in general, resolve any and all matters associated with Vitel, and exercising any other right it may be entitled to in its capacity as the majority Vitel shareholder, pursuant to the provisions of this Agreement, the Vitel bylaws, and Applicable Law.

Corporate Rights - OBM Shares. The corporate rights resulting from the OBM Shares shall be exercised by the Trustee pursuant to the written instructions it receives from Beneficiary A. For such purposes, and pursuant to the bylaws of OBM, Beneficiary A shall have the authority to instruct the Trustee regarding exercising any corporate rights it may be entitled to in its capacity as an OBM shareholder, including, but not limited to, calling special shareholder meetings, voting the OBM Shares pursuant to the instructions given by the Beneficiary A, executing unanimous written consents in lieu of a meeting, adopting resolutions agreeing to pay the OBM Distributions and, in general, resolve any and all matters associated with OBM, and exercising any other right it may be entitled to in its capacity as an OBM shareholder, pursuant to the provisions of this Agreement, the OBM bylaws, the Shareholders Agreement, United States of America Securities Law and applicable law.

Transfer of Beneficiary Rights. Transfer of the rights of the Beneficiaries are restricted in certain circumstances as provided for in Clause IV of the Trust Agreement (other than certain Permitted Transfers), including a right for first refusal if all of the Company’s securities are deregistered with the Securities and Exchange Commission.

Tax Obligations. The Beneficiaries shall pay, as applicable, and without limitation, all taxes of any kind, contributions, and other tax liabilities that may be payable, imposed, or assessed in connection with executing the Trust Agreement, and the distributions received pursuant hereto (jointly, “Taxes”), and the Trustee shall not be liable in connection with the foregoing.

Termination. The Trust Agreement shall remain in full force and effect until the terms and conditions applicable to the Trust Property have been complied and performed in their entirety, and until this has been confirmed in writing, jointly by the Beneficiaries, except that this Trust may be terminated when: (a) ownership of and title over the Trust Property are transferred pursuant to the Trust Purposes; or (b) any of the circumstances set forth in article 392 (three hundred ninety-two) of the LGTOC (except for the provisions of section VI (six) of such article 392 (three hundred ninety-two)) occurs.

In the event that the Beneficiaries jointly instruct it in writing and it is permitted by the Shareholders Agreement, the Trustee shall return ownership of and title over the Trust Property to the respective Beneficiaries, and these shall be required to receive it. The parties agree to execute any documents required to comply with the terms of this Clause, including those that the Trustee requires.

Maximum Term. The initial term of the Trust Agreement will be 5 (five) years counted from its execution, and upon its expiration such term will subsequently be automatically extended for 1 (one) additional 2 (two) year term, unless the Beneficiaries jointly give notice in writing to the Trustee of their desire to terminate the present Agreement within 90 (ninety) calendar days in advance of the corresponding expiration date, in the understanding that this Agreement may not exceed in any event the term set forth in subsection III of article 394 of the LGTOC.

The foregoing summaries of the Contribution Agreement, the Stockholders’ Agreement and the Trust Agreement are not complete descriptions of all of the parties’ rights and obligations under such agreements and are qualified in their entirety by reference to the Contribution Agreement, the Stockholders’ Agreement and the Trust Agreement, respectively, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01, above, of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01, above, of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The shares of Common Stock and Series B Preferred referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”), Regulation D and/or Regulation S, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Prior independent registered public accounting firm

On March 9, 2017, the Company’s Board of Directors approved the dismissal of its independent registered public accounting firm Anton & Chia, LLP (“Anton Chia”). Anton Chia audited our financial statements for the fiscal years ended December 31, 2015 and December 31, 2014.

The reports of Anton Chia on our financial statements for the fiscal years ended December 31, 2015 and December 31, 2014 did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports raised substantial doubts on our ability to continue as a going concern as a result of our lack of revenues and income since inception, net losses and accumulated shareholder deficit.

During our most recent fiscal year and through the date of resignation, (a) we had no disagreements with Anton Chia on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Anton Chia would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (b) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided Anton Chia with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Anton Chia will be filed as an amendment to this report within two days of receipt by the Company.

(b) New independent registered public accounting firm

On March 9, 2017, our Board of Directors ratified the engagement of Salberg & Company, P.A. (“Salberg”) as our independent registered public accounting firm and Salberg engagement became effective as of March 9, 2017. During our two most recent fiscal years ended December 31, 2016 and 2015 and from January 1, 2017 through March 9, 2017, neither the Company nor anyone on its behalf consulted Salberg regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to us that Salberg concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v).

Item 5.01	Changes in Control of Registrant.

The information set forth in Items 1.01, 2.01, and 3.02, above, and Items 5.02 and 5.03, below of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the shares of Company’s Common Stock and Series B Preferred issued to the Trustee and the shares of Series B Preferred issued to Dr. Head and the terms and conditions of the Stockholder Agreement, a change in control of the Company has occurred. Messrs. Cosme and Alaman, as beneficiaries under the Trust Agreement have the power to vote an aggregate of 61,158,013 shares of Common Stock and 5,000,000 shares of Series B Preferred which have 500,000,000 votes or, on a combined basis, an aggregate of approximately 39.76% of the voting control of the Company. Dr. Head has the power to vote 16,926,078 shares of Common Stock previously issued to him and 2,892,000 shares of Series B Preferred issued to him pursuant to the Contribution Agreement which has 289,200,000 votes, or an aggregate of approximately 39.4% of the voting control of the Company. Mr. Kucharchuk has the power to vote 5,000,000 shares of Common Stock previously issued to him which has 5,000,000 votes or approximately .35% of the voting control of the Company. Messrs. Cosme and Alaman, Dr. Head and Mr. Kucharchuk, all of whom are parties to the Stockholders’ Agreement, have an aggregate of approximately 79.51% of the voting control of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrently with the closing on March 10, 2017 pursuant to the Contribution Agreement, Mr. Kucharchuk resigned as a Director of the Company as provided for in the Contribution Agreement and such resignation was not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices. Mr. Kucharchuk continues to serve in his role as President and Chief Financial Officer of the Company.

Concurrently with the closing on March 10, 2017 pursuant to the Contribution Agreement, Manuel Cosme Cosme was appointed to the Board of Directors and as General Manager of Global Operations for Vitel and Mr. Alaman was appointed as its Chief Operations Officer.

The following is a brief description of the background on Messrs. Cosme and Mr. Alaman.

Manuel Cosme Odabachian. Mr. Cosme, age 36, has been a managing principal of Vitel since he co-founded the company with Mr. Alaman in February 2016. From January 2013 until its sale in January 2016, Mr. Cosme was the managing principal and founder of AVIVIA Pharma S.A. de C.V., a representative of international licenses in Mexico for Kamada, Cheplapharm, Leo Pharma, Orphan Europe, Recordatti, Moleac, Biotest and other licenses. In addition, in 2015 AVIVIA developed a sildenafil gel for the treatment of erectile dysfunction called OsideaGL®. From November 2010 until July 2013, Mr. Cosme was the Country Manager in Mexico for CHIESI Farmaceutici, S.p.A. where he oversaw operations with increasing sales volumes, multiple product registrations and sanitary registrations in Mexico and business plan development for new lines of business that included the respiratory line (Innovair®, Rinoclenil®, Clenil UDV® and other products) and achieved the first Orphan Drug Recognition for the group of products Peyona® Caffeine Citrate. In March 2007, Mr. Cosme was appointed as the Operations Manager in Mexico for Graceway Mexico (Graceway Pharmaceuticals, LLC) and ultimately promoted to Country Manager until the company was sold in July 2010. While at Graceway Mexico, Mr. Cosme was responsible for launching and management of all the hosting, supply, distribution and technical agreements within Mexico including coordination of regulatory affairs, accounting, finance, legal, human resources, business development, quality and supply and other areas such as warehousing and fulfill orders to our customers. From 2003 until 2007, Mr. Cosme held a number of positions within the pharmaceutical sales and distribution business within Mexico. Mr. Cosme was awarded a degree in Industrial Engineering from the Ibero-American University in Mexico City, Mexico. Mr. Cosme speaks Spanish and English fluently.

The background information presented above regarding Mr. Cosme’s specific experience, qualifications, attributes and skills in addition to his reputation for integrity, honesty and adherence to high ethical standards are expected to benefit the Company as a member of its Board of Directors.

There are no family relationships between Mr. Cosme and any of the Company’s other executive officers or directors. Mr. Cosme was appointed to the Board of Directors as provided for in the Shareholders Agreement that was among the conditions of the Company’s acquisition of Vitel.

Carlos Alaman Volnie. Mr. Alaman, age 37, has been a managing principal of Vitel since he co-founded the company with Mr. Cosme in February 2016. Before launching Vitel, Mr. Alaman had been engaged in logistics, printing, consumption and pharmaceutical industries. In January 2011, Mr. Alaman was a  founder and CEO at Bodegas Cero Grados, a Toluca, Mexico based provider of pharmaceutical warehousing and logistics services including refrigerated storage space having the highest Mexican governmental authorization for storing, distributing and selling type I, II and III drugs. In 2011, Mr. Alaman launched the pharmaceutical division of Bodega Cero Grados to meet the needs of its customers who sell controlled and over-the-counter pharmaceutical products to both government and private sector customers. Among the products distributed were Alprazolam, Clonazepam, Diazepam, Risperidona and Topiramato.  In 2011, Mr. Alaman founded a contract research organization that specializes in conducting clinical trial studies and biodisponibility testing that provides Mexican pharmaceutical regulatory affairs services to transnational laboratories. Clients include Siegfried, Pisa, Kenner, Medex and Alpex.  Mr. Alaman was awarded a degree in Industrial Engineering from the Anahuac University in Mexico City, Mexico and a Master’s Degree from the University of Texas at Austin. Mr. Alaman speaks Spanish and English fluently.

Vitel Laboratorios, S.A. de C.V. Employment Agreements

On March 10, 2017, Vitel entered into employment agreements with each of Messrs. Cosme and Alaman. Mr. Cosme was appointed as Vitel’s General Manager of Global Operations and Mr. Alaman was appointed as its Chief Operations Officer. Both of Messrs. Cosme and Alaman will be responsible for, supervising, managing, planning, directing and organizing the activities of the Vitel and will be its two most senior executive officers reporting to Vitel’s Board of Directors with all other employees of Vitel reporting directly or indirectly to them.

Each of the agreements provides for a base salary of $187,500, annual bonuses and other compensation as required under Mexican Federal Labor Law and an annual bonus target of 50% of salary based on performance objectives to be established by the Company’s Board of Directors annually. In addition, Messrs. Cosme and Alaman are entitled to a $500.00 monthly car allowance, health insurance reimbursement of up to $5,000 per year and other benefits required under Mexican law. The employment agreement also contains a non-compete provision prohibiting them from engaging in business activities that compete with Vitel’s current business and allows them to continue to operate their ongoing pharmaceuticals business so long as such business does not interfere with their duties to Vitel under their respective employment agreements. In addition, if Messrs. Cosme and Alaman seek to pursue any future business opportunities that do not interfere with their obligations to Vitel, they are required to notify the Company and provide it with a notice and an opportunity to participate in such opportunity.

The employment agreements may be terminated upon the employee’s death or disability, and with or without cause. In the event Vitel terminates either of Messrs. Cosme and Alaman’s employment upon their death or disability, for cause (as defined in the employment agreement) or if either of them should resign without cause, the person resigning is entitled to payment of their base salary through the date of termination and certain severance payments they are legally entitled to receive under Mexican Federal Labor Law. At Vitel’s option, it may terminate their employment without cause or the employee may terminate the agreement for good cause (as defined in the agreement) in which event the person terminated is entitled to (i) the equivalent amount of the corresponding severance payment set forth in the Mexican Federal Labor Law for an unjustified dismissal, or if greater (ii) the equivalent amount of up to three years’ gross salary and certain amounts mandated under Mexican labor laws, depending on the date of termination less the number of months elapsed after March 10, 2017. The severance payment shall be paid in equal monthly installments over the remaining term so long as the employee is in compliance with the non-compete provisions provided for in the employment agreement.

The Company is a guarantor of Vitel’s obligations under the employment agreements.

Amendment to Employment Agreements and Stock Options

On March 10, 2017, Daniel S. Hoverman and Charles L. Rice, Jr., non-management members of the Board of Directors determined that it was in the best interests of the Company to reward Dr. Head and Mr. Kucharchuk by amending their employment agreements and awarding them stock options in order to provide incentives to retain and motivate them in their roles with the Company. Following this approval, the Company amended each of the February 2, 2016 employment agreements of Dr. Head and Mr. Kucharchuk to extend the term to March 9, 2020 and to provide for 100% vesting of any unvested portion of any outstanding equity, or equity-based award granted to them by the Company upon termination of their respective employment agreements without cause, as a result of a breach of the agreement by the Company or upon their respective death or disability.

The stock option award approved by Messrs. Hoverman and Rice for Dr. Head and Mr. Kucharchuk included options for each of them to purchase 2,000,000 shares (the “Stock Options”) of Common Stock at an exercise price of $0.25 per share, the date of the grant. One-third of the Stock Options vest on each anniversary date of the award and are exercisable at any time after vesting until 10 years after the grant date. The Stock Options vest so long as the optionee remains an employee of the Company or a subsidiary of the Company on the vesting dates (except as otherwise provided for in the employment agreement between the Company and the optionee as described above).

The foregoing summaries of the Vitel Employment Agreements, the amendment to the employment agreements for Dr. Head and Mr. Kucharchuk and Stock Options are not complete descriptions of all of the parties’ rights and obligations under such agreement and is qualified in its entirety by reference to the Form of Individual Employment Agreement for Vitel Laboratorios, S.A. de C.V., Form of Amendment to Employment Agreement for OncBioMune Pharmaceuticals, Inc. and Form of Stock Option for OncBioMune Pharmaceuticals, Inc., respectively, copies of which are filed herewith as Exhibits 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On March 7, 2017the Company filed a certificate of designation, preferences and rights of Series B preferred stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada to designate 7,892,000 shares of its previously authorized preferred stock as Series B preferred stock, par value $0.0001 per share and a stated value of $0.0001 per share. The Certificate of Designation and its filing was approved by the Company’s board of directors without shareholder approval as provided for in the Company’s articles of incorporation and under Nevada law.

The holders of shares of Series B preferred stock are entitled to dividends or distributions share for share with the holders of the Common Stock, if, as and when declared from time to time by the Board of Directors. The holders of shares of Series B preferred stock have the following voting rights:

●	Each share of Series B preferred stock entitles the holder to 100 votes on all matters submitted to a vote of the Company’s stockholders.

●	Except as otherwise provided in the Certificate of Designation, the holders of Series B preferred stock, the holders of Company common stock and the holders of shares of any other Company capital stock having general voting rights and shall vote together as one class on all matters submitted to a vote of the Company’s stockholders; and

●	Commencing at any time after the date of issuance of any shares of the Series B Preferred Stock (the “Issuance Date”) and upon the earliest of the occurrence of (i) a holder of the Series B Preferred Stock owning, directly or indirectly as a beneficiary or otherwise, shares of Common Stock which are less than 5.0% of the total outstanding shares of Common Stock, (ii) the date a holder of the Series B Preferred Stock is no longer an employee of the Company or any of its subsidiaries or (iii) five years after the Issuance Date, the Company shall have the right to redeem all of the then outstanding Series B Preferred Stock held by such holder at a price equal to the Stated Value (the “Redemption Price”). The Series B Preferred Stock which is redeemed as provided for in the Certificate of Designations shall be returned to the Company (and, if not so returned, shall automatically be deemed canceled). The Redemption Price shall be mailed to such holder at the holder’s address of record, and the Series B Preferred Stock owned by such holder shall be canceled.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 13, 2017 the Company issued a press regarding its acquisition of Vitel. The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial information that is required pursuant to this Item will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
3.1*	Certificate of Designation, Rights and Preferences of Series B Preferred Stock filed with the Nevada Secretary of State on March 7, 2017.

10.1*	Contribution Agreement to the Property of Trust F/2868 entered into among Manuel Cosme Odabachian, Carlos Fernando Alaman Volnie and OncBioMune Pharmaceuticals, Inc. dated March 10, 2017.

10.2*

Irrevocable Trust Agreement Number F/2868 entered into among Manuel Cosme Odabachian, Carlos Fernando Alaman Volnie and OncBioMune Pharmaceuticals, Inc. as beneficiaries and Banco Actinver, S.A., as Trustee (“Banco Actinver”) (the “Trust Agreement”) dated March 10, 2017.

10.3*	Shareholders Agreement among OncBioMune Pharmaceuticals, Inc., Jonathan F. Head, Ph.D., Andrew A. Kucharchuk, Manuel Cosme Odabachian and Carlos Fernando Alaman Volnie dated March 10, 2017.

10.4+	Form of Individual Employment Agreement for Vitel Laboratorios, S.A. de C.V.

10.5+	Form of Amendment to Employment Agreement for OncBioMune Pharmaceuticals, Inc.

10.6+	Form of Stock Option for OncBioMune Pharmaceuticals, Inc.

99.1*	Press Release of OncBioMune Pharmaceuticals, Inc. dated March 13, 2017 (furnished herewith).

* Filed herewith.

+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OncBioMune Pharmaceuticals, Inc.

Date: March 13, 2017	By:	/s/ Andrew Kucharchuk
Andrew Kucharchuk Chief Financial Officer and President